UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2013 (January 11, 2013)

SCG FINANCIAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-54339 (Commission File Number)	27-4452594 (I.R.S. Employer Identification Number)

615 N. Wabash Ave. Chicago, IL (Address of principal executive offices)		60611 (Zip code)

(312) 784-3960 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Forward-Looking Statements

In addition to historical information, this Current Report on Form 8-K may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “predict”, “potential” and “should”, as they relate to SCG are intended to identify these forward-looking statements. All statements by SCG Financial Acquisition Corp., a Delaware corporation (“SCG”) regarding its possible or assumed future results of its business, financial condition, liquidity, results of operations, plans and objectives and similar matters are forward-looking statements.

Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond SCG’s control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. SCG’s future results may differ materially from those expressed in these forward-looking statements. These risks, uncertainties and other important factors include, but are not limited to, the statements set forth under “Risk Factors” that will be more fully discussed in the Schedule TO that will be filed with the SEC in connection with the proposed transaction and the following: the risk that governmental and regulatory review of the tender offer documents may delay the proposed transaction or result in the inability of the proposed transaction to be consummated by April 12, 2013 and the length of time necessary to consummate the proposed transaction; costs of the proposed transaction; success in retaining or recruiting, or changes required in, Reach Media Group Holdings, Inc.’s (“RMG”) officers, key employees or directors following the proposed transaction; listing or de-listing of SCG’s common stock, par value $0.0001 per share (the “SCG Common Stock”) from the Nasdaq Capital Market; the potential liquidity and trading of SCG’s securities; RMG’s revenues and operating performance; the competitive environment in the industry in which RMG operates; the risk that a condition to consummation of the proposed transaction may not be satisfied or waived; the risk that the anticipated benefits of the proposed transaction may not be fully realized or may take longer to realize than expected; the risk that any projections, including earnings, revenues, expenses, margins or any other financial items are not realized; the risk that the businesses of SCG and RMG will not be integrated successfully; changing legislation and regulatory environments; business development activities of RMG following the consummation of the proposed transaction, including RMG’s ability to contract with customers on attractive terms; the effect of actions by the U.S. Federal Reserve and the U.S. Treasury on the liquidity of the capital markets; the general volatility of the market price of the shares of SCG Common Stock; RMG is dependent upon certain key personnel who provide services to RMG and RMG may not find suitable replacements for such key personnel if such key personnel are no longer available to RMG; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Schedule TO that will be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties are identified and discussed in SCG’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8K. Neither SCG nor RMG undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8K.

Important Information about the Tender Offer

Pursuant to the Merger Agreement (as hereinafter defined), SCG may consummate its initial business combination with RMG and conduct redemptions of the issued and outstanding shares of SCG Common Stock (the “SCG Common Shares”) issued as part of the units of SCG’s initial public offering (the “Public Shares”) through a tender offer, which has not yet commenced. Each description contained herein is not an offer to buy or the solicitation of an offer to sell securities. The solicitation and the offer to buy the Public Shares will be made pursuant to an offer to purchase and related materials that SCG intends to file with the SEC. At the time the offer is commenced, SCG will file a tender offer statement on Schedule TO with the SEC.  The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all security holders of SCG when available. In addition, all of these materials (and all other materials filed by SCG with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.  Security holders may also obtain free copies of the documents filed with the SEC by SCG by directing a request to: SCG Financial Acquisition Corp., 615 N. Wabash Avenue, Chicago, Illinois 60611.  Security holders of SCG are urged to read the tender offer documents and the other relevant materials when they become available before making any investment decision with respect to the tender offer because they will contain important information about the tender offer, the business combination transaction and the parties to the merger.

Item 1.01.	Entry Into a Material Definitive Agreement.

General

On January 11, 2013, SCG, SCG Financial Merger II Corp., a Delaware corporation and an indirect wholly-owned subsidiary of SCG (“Merger Sub”), RMG, and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as stockholder representative (the “Stockholder Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into RMG, following which the separate corporate existence of Merger Sub will cease and RMG will continue its existence under the laws of the State of Delaware as the surviving corporation (the “Surviving Corporation”) and an indirect wholly-owned subsidiary of SCG (collectively, the “Merger”).

Pursuant to the terms of the Amended and Restated Certificate of Incorporation of SCG, as amended (the “SCG Charter”), the Delaware General Corporation Law, as amended (the “DGCL”) and the Merger Agreement, SCG may consummate its initial business combination with RMG and conduct redemptions of Public Shares without approval of SCG’s stockholders (the “Stockholders”) by providing the Stockholders with the opportunity to redeem their Public Shares through a tender offer (the “Tender Offer”) pursuant to the tender offer rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Tender Offer is being made in part to provide the Stockholders with such opportunity to redeem their Public Shares and to allow the Merger to be completed without a vote of the Stockholders.

SCG’s board of directors (the “Board”), with only Gregory H. Sachs abstaining, has unanimously approved SCG’s making the Tender Offer, declared the advisability of the Merger and approved the Merger Agreement and the transactions contemplated thereby. Furthermore, the Board has determined that the proposed transaction is in the best interests of the Stockholders and, if consummated, would constitute SCG’s initial business combination pursuant to the SCG Charter.

The Merger Agreement is described below in greater detail.  This description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  You are urged to read the entire Merger Agreement and the other exhibits attached hereto.

Tender Offer

Pursuant to the Merger Agreement, SCG will (subject to market conditions) conduct the Tender Offer pursuant to Rule 13e-4 and Regulation 14E (each, as modified, waived or otherwise agreed to with the SEC) of the Exchange Act.  Through the Tender Offer, the Stockholders will be provided with the opportunity to redeem their Public Shares at a purchase price of $10.00 per Public Share, net to the seller in cash, without interest, upon the consummation of the Merger.   In addition, the Tender Offer documents to be filed with the SEC and provided to the Stockholders will contain substantially the same financial and other information about the Merger and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.  The obligation of SCG to purchase the Public Shares validly tendered and not validly withdrawn pursuant to the Tender Offer will be subject to, among others, the condition that the Merger, in SCG’s reasonable judgment to be determined immediately prior to the expiration date of the Tender Offer (the “Expiration Date”), is capable of being consummated contemporaneously with the Tender Offer, but in no event later than three business days after the Expiration Date (the “Merger Condition”). Furthermore, SCG will not be obligated or permitted to purchase Public Shares validly tendered and not validly withdrawn in the Tender Offer until the SEC has indicated that they have no further comment on the Tender Offer documents filed with the SEC.

Consideration

In connection with the Merger, RMG’s stockholders will receive an aggregate of (i) 400,000 SCG Common Shares, (a) 100,000 of which shall be paid upon the Closing Date to such stockholders and (b) 300,000 of which shall be deposited in an escrow account (the “Escrow Account”) with Wilmington Trust, N.A. (collectively, the “Stock Consideration”), and (ii) $10,000 in cash, to be deposited in the Escrow Account and to be used to reimburse the Stockholder Representative for any losses the Stockholder Representative should incur pursuant to the terms and conditions of the Merger Agreement. Additionally, SCG will pay, on behalf of RMG and its subsidiaries, all indebtedness of RMG Networks, Inc., a Delaware corporation and a wholly-owned subsidiary of RMG, equal to $23,500,000.

Lock-ups

Certain principal stockholders of RMG (the “RMG Principal Stockholders”) have agreed to enter into lock-up agreements with respect to the Stock Consideration received by them (each, a “Lock-Up Agreement”), pursuant to which the RMG Principal Stockholders agreed, for a period commencing on the date of the closing of the proposed transaction and ending on the earlier of (i) the one year anniversary of the issuance to each RMG Principal Stockholder of the Stock Consideration or (ii) the date that SCG consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in the Stockholders having the right to exchange their SCG Common Shares for cash, securities or other property, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder), such RMG Principal Stockholder’s SCG Common Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such RMG Principal Stockholder’s SCG Common Shares, whether any such transaction is to be settled by delivery of SCG Common Shares or such other securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clauses (a) or (b).

Notwithstanding anything to the contrary above, each RMG Principal Stockholder may transfer its SCG Common Shares: (i) by gift to a member of such RMG Principal Stockholder’s immediate family (for the purposes of each Lock-Up Agreement, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin) or to a trust, the beneficiary of which is a member of such RMG Principal Stockholder’s immediate family, an affiliate (as such term is defined in Rule 405 promulgated under the Exchange Act) of such RMG Principal Stockholder or to a charitable organization; (ii) if such RMG Principal Stockholder is a natural person, by virtue of the laws of descent and distribution upon death of the undersigned; (iii) if such RMG Principal Stockholder is a natural person, pursuant to a qualified domestic relations order; (iv) if such RMG Principal Stockholder is a corporation, partnership or other business entity, to another corporation, partnership or other business entity that directly or indirectly controls, is controlled by or managed by, or is under common control with, such RMG Principal Stockholder; or (v) if such RMG Principal Stockholder is a trust, to a trustor or beneficiary of the trust; provided, however, that in each case the permitted transferees shall have entered into a written agreement with SCG agreeing to be bound by the transfer restrictions described above.

Representations and Warranties and Covenants of the Parties

The Merger Agreement contains a number of representations that each of SCG, Merger Sub and RMG have made to each other, including due organization and good standing, capitalization, authorization, binding agreement and government approvals, among others. The representations and warranties contained in the Merger Agreement were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to the Stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Further, the representations and warranties are qualified by information in confidential disclosure schedules delivered by the respective parties together with the Merger Agreement. While SCG and RMG do not believe these schedules contain information for which the securities laws require public disclosure, other than information that has already been so disclosed, the disclosure schedules do contain information that modify, qualify and create exceptions to the representations, warranties and covenants set forth in the Merger Agreement.

Additionally, the parties have agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation (including with respect to securities matters and obtaining necessary regulatory approvals for the proposed transaction) and similar matters. In addition, each of SCG and RMG have agreed to use their commercially reasonable efforts to promptly take all necessary actions to effect the proposed transaction. RMG also covenanted to continue to operate its business in the ordinary course prior to the consummation of the proposed transaction, subject to specified exceptions and unless SCG agrees otherwise. Further, RMG covenanted (i) to obtain consent of RMG’s stockholders sufficient to approve and adopt the Merger Agreement and approve the Merger, (ii) deliver, within 30 days following the end of each calendar month following the date of the Merger Agreement until the consummation of the proposed transaction, monthly consolidated financial statements; and (iii) to deliver a registration rights agreement to SCG at the closing of the proposed transaction, among other covenants.

Indemnification

The Merger Agreement provides for indemnification of SCG and the Surviving Corporation and their respective officers, directors, agents, representatives, attorneys and employees, and each person, if any, who controls or may control SCG or the Surviving Corporation within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) from and against any and all losses, costs, damages, liabilities, debts, charge, interest, penalties and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) based upon, arising out of, or otherwise in respect of or which may be incurred by virtue of or result from: (i) the inaccuracy in or breach of any representation or warranty made by RMG in the Merger Agreement (including all schedules and exhibits thereto), or in any certificate delivered by RMG thereunder; (ii) any non-fulfillment or breach of any covenant or agreement made by RMG in the Merger Agreement (including all schedules and exhibits thereto), or in any certificate delivered by RMG thereunder; (iii) any claim of any nature by any of RMG’s shareholders, RMG option holders or RMG warrant holders arising out of or in connection with the Merger Agreement, the Merger or the termination of RMG’s option plan or the RMG’s warrants; (iv) any amount payable in respect of any RMG dissenting shares in excess of the Stock Consideration and any cost and expenses defending any claim involving RMG dissenting shares; or (v) any liability for (a) any tax imposed on RMG with respect to any tax period prior to the effective time of the Merger (the “Effective Time”), (b) any tax of any other person for periods ending on or before the Effective Time imposed upon RMG as a result of RMG being included prior to the Effective Time in a combined, consolidated or unitary tax group under Treasury Regulation Section 1.1502-6 (or any similar provision of any other applicable law) or, as a transferee or successor, by agreement or otherwise or (c) any transfer or gains tax, sales tax, use tax, stamp tax, stock transfer tax, or other similar tax imposed on the transactions contemplated by the Merger Agreement.

The Merger Agreement also provides for indemnification of RMG’s stockholders and their respective successors and assigns against and in respect of any and all Damages based upon, arising out of, or otherwise in respect of, or which may be incurred by virtue of or result from: (i) the inaccuracy in or breach of any representation or warranty made by SCG or Merger Sub in the Merger Agreement (including all schedules and exhibits thereto) or in any certificate delivered by SCG or Merger Sub thereunder; (ii) any non-fulfillment or breach of any covenant or agreement made by SCG or Merger Sub in the Merger Agreement (including all schedules and exhibits thereto); (iii) any claim with respect to taxes imposed on RMG, SCG or Merger Sub for periods starting the day after the closing date of the Merger (the “Closing Date”) (or for the portion of any period following the Closing Date to the extent a period does not close on such date), except to the extent such taxes are attributable to a breach of the representation set forth in Section 2.17 of the Merger Agreement; or (iv) enforcing the indemnification provided for thereunder.

No claim for any Damages with respect to an inaccuracy in or breach of any representation or warranty shall be made until the aggregate amount of all Damages with respect to such claims exceeds $100,000 (the “Limitation”), in which event such indemnified person shall be permitted to make claims under ARTICLE VII of the Merger Agreement for Damages regardless of the Limitation. Subject to the last two sentences of Section 7.2(d) of the Merger Agreement, the Indemnifying Parties shall not be liable for Damages in excess of the Escrow Fund (as defined in the Merger Agreement), in the case of RMG, or 100,000 shares of SCG Common Stock, in the case of SCG or Merger Sub (the “Cap”). The Limitation and the Cap shall not apply to (i) any claims related to an inaccuracy or breach of any Fundamental Representation (as defined in the Merger Agreement), for which SCG shall be entitled to make a claim against a stockholder of RMG (after SCG has first exhausted its available remedies against the Escrow Fund) only up to the Stock Consideration received by such stockholder of RMG; or (ii) any claims based on a finding of fraud, intentional misrepresentation or intentional misconduct by a stockholder of RMG, for which SCG shall be entitled to make a claim against the stockholder of RMG found to have engaged in fraud, intentional misrepresentation or intentional misconduct without limitation thereunder.

Conditions to Closing the Merger

The obligations of the parties to consummate the Merger are subject to various closing conditions, including, among others: (i) there are no injunctions or restraints preventing the consummation of the Merger, nor are there any proceedings or actions taken, or any law enacted, that would make the consummation of the Merger illegal; (ii) each party has timely obtained all necessary approvals, waivers and consents from any applicable governmental authority necessary to consummate the Merger and (iii) RMG shall have obtained approval of its stockholders.

The obligations of SCG and Merger Sub to consummate the Merger are subject to various closing conditions including, among others: (i) RMG’s representations and warranties are true and correct in all material respects (unless it would not result in a material adverse effect), (ii) the material compliance by RMG with its covenants, (iii) receipt of a certificate from RMG’s chief executive officer and chief financial officer certifying the foregoing, (iv) receipt of all required third party consents, (v) there is no pending or threatened litigation involving any governmental authority relating to the consummation of the Merger, (vi) there is no other litigation pending or could reasonably be expected to succeed on its merits relating to the consummation of the Merger, (vii) the execution of the escrow agreement described in the Merger Agreement, (viii) RMG has not suffered a material effect, (ix) not more than 5% of the total shares of RMG’s common stock and preferred stock constitute dissenting shares, (x) delivery of certified resolutions of RMG’s board of directors and stockholders approving the Merger Agreement and the Merger, (xi) delivery of a certificate of non-foreign status, (xii) delivery of a payoff letter evidencing that all of RMG’s indebtedness has been paid in full and documents evidencing such indebtedness have been terminated, (xiii) at least a specified minimum number of SCG Common Shares are outstanding immediately prior to the consummation of the Merger after taking into account redemptions under the Tender Offer, (xiv) delivery of a good standing certificate in each jurisdiction in which RMG and each subsidiary is required to be qualified as a foreign corporation, (xv) evidence of termination of certain other agreements and (xvi) RMG having a specified minimum consolidated EBITDA for the fiscal year 2012.

The obligations of RMG to consummate the Merger are subject to various closing conditions, including, among others: (i) SCG and Merger Sub’s representations and warranties are true and correct in all material respects (unless they would not result in a material adverse effect), (ii) the material compliance by SCG and Merger Sub with their respective covenants, (iii) receipt of a certificate on behalf of SCG and Merger Sub by the chief executive office and chief financial officer of SCG and Merger Sub certifying the foregoing and (iv) the execution of the escrow agreement described in the Merger Agreement.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time, as follows:

i. by the mutual written consent of SCG and RMG;

ii. by either SCG or RMG if the Merger shall not have been consummated by April 13, 2013; provided, that such right to terminate shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

iii. by either SCG or RMG if a court of competent jurisdiction or other governmental authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, unless the party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under the Merger Agreement;

iv. by SCG or RMG, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in the Merger Agreement, which breach (i) causes the conditions set forth in Section 5.1 or 5.2 of the Merger Agreement (in the case of termination by SCG) or Section 5.1 or 5.3 of the Merger Agreement (in the case of termination by RMG) not to be satisfied and (ii) shall not have been cured within 15 business days following receipt by the breaching party of written notice of such breach from the other party;

v. by SCG if less than a specified number of SCG Common Shares are held by the Stockholders immediately prior to the closing of the Merger, after taking into account any redemption of such shares pursuant to the Tender Offer and the SCG Charter;

vi. by SCG, if RMG has not delivered the financial statements as required pursuant to the Merger Agreement, each presented in accordance with Regulation S-X and in compliance in all material respects with the Exchange Act on or before January 31, 2013;

vii. by SCG, if RMG has not delivered its 2012 audited financial statements as required pursuant to the Merger Agreement, presented in accordance with Regulation S-X and in compliance in all material respects with the Exchange Act on or before February 15, 2013;

viii. by SCG, if RMG has not delivered its stockholder approval approving the Merger by 11:59 p.m. Pacific Time, on the date that is one business day after the date of the Merger Agreement; and

ix. by SCG, if RMG has not delivered the Lock-Up Agreements, executed by each of the RMG Principal Stockholders, on the date that is one business day after the date of the Merger Agreement.

In the event of termination of the Merger Agreement as provided above, there shall be no liability or obligation on the part of SCG, RMG, Merger Sub or their respective officers, directors, or stockholders, except to the extent that such termination results from the intentional breach by a party of any of its representations, warranties or covenants set forth in the Merger Agreement, in which event the terminating party will be entitled to exercise any and all remedies available under law or equity in accordance with the Merger Agreement; provided, however, that the provisions of Sections 4.5, 4.10, 6.2 and 6.5 and ARTICLE VIII of the Merger Agreement shall remain in full force and effect and survive any termination of the Merger Agreement, and nothing shall relieve any party from liability from fraud or willful breach of the Merger Agreement prior to termination.

Item 8.01.	Other Events.

On January 17, 2013, SCG and RMG issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
2.1*	Agreement and Plan of Merger, dated as of January 11, 2013, by and among SCG Financial Acquisition Corp., SCG Financial Merger II Corp., Reach Media Group Holdings, Inc. and Shareholder Representative Services LLC, solely in its capacity as Stockholder Representative
99.1*	Joint Press Release issued by SCG and RMG, dated January 17, 2013

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 17, 2013	SCG FINANCIAL ACQUISITION CORP.

	By:		/s/ Gregory H. Sachs
		Name:	Gregory H. Sachs
		Title:	Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 11, 2013, by and among SCG Financial Acquisition Corp., SCG Financial Merger II Corp., Reach Media Group Holdings, Inc. and Shareholder Representative Services LLC, solely in its capacity as Stockholder Representative
99.1	Joint Press Release issued by SCG and RMG, dated January 17, 2013

*	All schedules for which provision is made in the applicable regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.